Exhibit 23.2


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement on Form S-3 pertaining to 3,900,509 shares of Aquacell Technologies, Inc. common stock of our report dated September 24, 2004 on the consolidated financial statements of Aquacell Technologies, Inc. appearing in the Annual Report on Form 10-KSB of Aquacell Technologies Inc. for the year ended June 30, 2004.


                                         /s/ WOLINETZ, LAFAZAN & COMPANY, P.C.

                                             WOLINETZ, LAFAZAN & COMPANY, P.C.


Rockville Centre, New York
January 6, 2005